INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-11843, 333-18991, 333-80817, and 333-80819 on Form S-8 of NorthWestern
Corporation (a Delaware corporation) and subsidiaries of our report dated June 10, 2003 relating to the financial statements of the NorthWestern Energy, a division of NorthWestern Corporation, 401(k) Retirement Plan, for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K.


/S/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 27, 2003


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-11843, 333-18991, 333-80817, and 333-80819 on Form S-8 of
Northwestern Corporation (a Delaware corporation) and subsidiaries of our report dated June 28, 2002 relating to the 2001 financial statements of Northwestern Energy, A Division of Northwestern Corporation, 401(k) Retirement Plan (formerly the Montana Power Company 401(k) Retirement Savings Plan), which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP

Portland, OR
June 30, 2003